EXHIBIT 5.1

November 17, 2004

Impac Mortgage Holdings, Inc.

1401 Dove Street

Newport Beach, California 92660

Re:	$29,628,667 Aggregate Offering Price of Securities

of Impac Mortgage Holdings, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Impac Mortgage Holdings, Inc., a Maryland corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and to which this opinion letter is included as Exhibit 5.1, relating to up to $29,628,667 aggregate initial offering price of a presently indeterminate amount of the following:

(i)	shares of the Company’s common stock, $.01 par value per share (the “Common Stock”); and

(ii)	one or more classes or series of shares of the Company’s preferred stock, $.01 par value per share (the “Preferred Stock” and together with the Common Stock, the “Securities”).

The Securities may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, and as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and any supplements to the Prospectus (each, a “Prospectus Supplement”), at an aggregated public offering not to exceed $29,628,667. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

Impac Mortgage Holdings, Inc.

November 17, 2004

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering this opinion, we have examined the Registration Statement, including the exhibits filed therewith, the Prospectus, the Company’s Amended and Restated Articles of Incorporation, as amended or supplemented, the Company’s Bylaws, as amended, and the corporate resolutions and other actions of the Company that authorize and provide for the issuance of the Securities covered by this opinion letter, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on a certificate of an officer of the Company. We have not independently established any of the facts so relied on.

We have made assumptions that are customary in opinions of this kind, including the assumptions of the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have not verified any of those assumptions.

The opinions expressed in this opinion letter are limited to, applicable federal securities laws of the United States and the provisions of the Maryland General Corporation Law, including the applicable provisions of the Constitution of Maryland and reported judicial decisions interpreting those laws. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of any other laws, the laws of any other jurisdiction or the local laws of any jurisdiction.

Based on the foregoing and in reliance thereon, and subject to the assumptions, qualifications, limitations and exceptions set forth below, we are of the opinion that:

1. With respect to shares of Common Stock, when (a) the board of directors of the Company has taken all necessary corporate action to approve the issuance and terms of the offering thereof and related matters, including without limitation the due reservation of any Common Stock for issuance, and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the board of

Impac Mortgage Holdings, Inc.

November 17, 2004

directors of the Company, for the consideration approved by the board of directors of the Company (not less than the par value of the Common Stock), the shares of Common Stock will be validly issued, fully paid, and non-assessable.

2. With respect to shares of any series of Preferred Stock, when (a) the board of directors of the Company has taken all necessary corporate action to approve the issuance and terms of the shares of the series, the terms of the offering thereof and related matters, including without limitation the filing of Articles Supplementary pursuant to Section 2-105 of the Maryland General Corporation Law as approved by the board of directors of the Company (the “Articles Supplementary”) and the due reservation of any Common Stock and Preferred Stock for issuance, and (b) certificates representing the shares of the series of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company upon payment of the consideration therefor (not less than the par value, if any, of the Preferred Stock) provided for therein, or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the board of directors of the Company, for the consideration approved by the board of directors of the Company (not less than the par value, if any, of the Preferred Stock), the shares of the series of Preferred Stock will be validly issued, fully paid, and non-assessable.

The opinions set forth above are subject to the following additional assumptions:

(a) the Registration Statement, any amendments thereto (including post-effective amendments) and any additional registration statement filed under Rule 462 under the Securities Act, will have been declared effective under the Securities Act and such effectiveness shall not have been terminated, suspended or rescinded;

(b) all Securities will be issued and sold in compliance with applicable federal and state securities laws, rules and regulations and solely in the manner provided in the Registration Statement and the appropriate Prospectus Supplement and there will not have occurred any change in law or fact affecting the validity of any of the opinions rendered herein;

(c) a definitive purchase, underwriting or similar agreement and any other necessary agreements with respect to any Securities offered or issued will have been duly authorized and duly executed and delivered by the Company and the other parties thereto;

Impac Mortgage Holdings, Inc.

November 17, 2004

(d) in the case of Articles Supplementary, a definitive purchase, underwriting or similar agreement pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein;

(e) the final terms of any of the Securities (including any Securities comprising the same or subject thereto), and when issued, the issuance, sale and delivery thereof by the Company, and the incurrence and performance of the Company’s obligations thereunder or respect thereof in accordance with the terms thereof, will comply with, and will not violate, the Company’s Amended and Restated Articles of Incorporation, as amended or supplemented, or Bylaws, as amended, or any applicable law, rule or regulation, or result in a default under or breach of any agreement or instrument binding upon the Company and will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or to which the issuance, sale and delivery of such Securities or the incurrence and performance of such obligations may be subject or violate any applicable public policy, or be subject to any defense in law or equity;

(f) the Company shall have taken any corporate action required to be taken by the Company based on the type of Security being offered and such authorization shall remain in effect and unchanged at all times during which the Securities are offered and shall not have been modified or rescinded (subject to the further assumption that the sale of any Security takes place in accordance with such authorization), including the board of directors of the Company shall have duly established the terms of such Security and duly authorized and taken any other necessary corporate action to approve the issuance and sale of such Security in conformity with the Amended and Restated Articles of Incorporation of the Company, as amended or supplemented, and its Bylaws, as amended (subject to the further assumption that the Amended and Restated Articles of Incorporation, as amended or supplemented, and Bylaws have not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), and such authorization shall remain in effect and unchanged at all times during which the Securities are offered and shall not have been modified or rescinded (subject to the further assumption that the sale of any Security takes place in accordance with such authorization); and

(g) to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws, we express no opinions concerning the enforceability of indemnification provisions.

Impac Mortgage Holdings, Inc.

November 17, 2004

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. In giving our consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, the Prospectus or any Prospectus Supplement within the meaning of the term “expert”, as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Kirkpatrick & Lockhart LLP